Exhibit 99.2

Lexington Realty Trust TRADED: NYSE: LXP One Penn Plaza, Suite 4015 New York NY 10119-4015

Contact:
Investor or Media Inquiries, T. Wilson Eglin, CEO
Lexington Realty Trust
Phone: (212) 692-7200 E-mail: tweglin@lxp.com

FOR IMMEDIATE RELEASE
January 21, 2010

LEXINGTON REALTY TRUST ANNOUNCES PRICING OF
$100.0 MILLION OF CONVERTIBLE GUARANTEED NOTES

New York, NY – January 21, 2010 – Lexington Realty Trust (“Lexington”) (NYSE: LXP), a real estate investment trust (REIT) focused on single-tenant real estate investments, announced it has priced a private offering of $100.0 million aggregate principal amount of 6.0% Convertible Guaranteed Notes due January 15, 2030, to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended.  Lexington has granted to the initial purchasers a 30-day option to purchase up to an additional $15.0 million aggregate principal amount of Notes to cover over allotments, if any.

The Notes will be unsecured obligations of Lexington and will be fully and unconditionally guaranteed by certain of its subsidiaries.  The Notes will not be subordinated to any other unsecured obligations of Lexington and will rank pari passu with Lexington’s 5.45% Exchangeable Guaranteed Notes due 2027.

The Notes will pay interest semi-annually in arrears at a rate of 6.0% per annum and mature on January 15, 2030. The holders of the Notes may require Lexington to repurchase their Notes on January 15, 2017, January 15, 2020 and January 15, 2025 for cash equal to 100% of the Notes to be repurchased, plus any accrued and unpaid interest.  Lexington may not redeem any Notes prior to January 15, 2017, except to preserve its REIT status.  The Notes will have an initial conversion rate of 141.1383 Lexington common shares per $1,000 principal amount of the Notes, representing a conversion price of approximately $7.09 per Lexington common share, a premium of 17.5% based on the last reported sale price of $6.03 per Lexington common share on January 20, 2010.  The initial conversion rate is subject to adjustment under certain circumstances. The Notes will be convertible by the holders under certain circumstances for cash, Lexington common shares or a combination of cash and Lexington common shares at Lexington’s election.  The Notes will be convertible prior to the close of business on the second business day immediately preceding the stated maturity date, at any time beginning on January 15, 2029, and also upon the occurrence of specified events. Closing of the sale of the Notes is expected to occur on January 26, 2010.

Proceeds from the offering are expected to be $100.0 million, or $115.0 million if the initial purchasers’ over allotment option is exercised in full, before deducting the initial purchasers’ discounts and commissions, and Lexington’s estimated expenses. Lexington intends to use the net proceeds from the offering of the Notes to repay certain secured and unsecured indebtedness, extend maturities, and for general corporate and/or working capital purposes.

This notice does not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction. Any offers of the securities will be made only by means of a private offering memorandum. The Notes and any Lexington common shares issuable upon the conversion of the Notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold absent registration or an applicable exemption from registration requirements.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those factors and risks detailed in Lexington's periodic filings with the Securities and Exchange Commission and the offering memorandum related to the offering of the Notes. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.
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